Exhibit 10.1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE INDICATED BY [***].

SQ ABS Issuer, LLC
$60,000,000 Class A Asset-Backed Notes
$40,000,000 Class B Asset-Backed Notes
______________
Note Purchase Agreement
______________
Dated October 15, 2024

TABLE OF CONTENTS
Section    Heading    Page

Section 1. AUTHORIZATION OF NOTES                             1

Section 2. SALE AND PURCHASE OF NOTES                         3

Section 3. CLOSING                                     3

Section 4. CONDITIONS TO CLOSING                             3

Section 4.1. Representations and Warranties                      3
Section 4.2. Performance                                  4
Section 4.3. No Rapid Amortization Event, Default, Event of Default or Servicer          Termination Event                              4
Section 4.4. Compliance Certificates                          4
Section 4.5. Opinions of Counsel                              4
Section 4.6. Purchase Permitted By Applicable Law, Etc              5
Section 4.7. Sale and Delivery of Notes                          5
Section 4.8. Payment of Special Counsel Fees                      5
Section 4.9. Private Placement Number                          6
Section 4.10. Changes in Corporate Structure                      6
Section 4.11. Funding Instructions                              6
Section 4.12. Proceedings and Documents                          6
Section 4.13. Liens                                      6
Section 4.14. KYC                                     6
Section 4.15. Solvency                                 7
Section 4.16. Private Rating Letter                             7

Section 5. REPRESENTATIONS AND WARRANTIES OF THE SECURITIZATION PARTIES                                      7

Section 5.1. Organization; Power and Authority                     7
Section 5.2. Authorization, Etc                              7
Section 5.3. Disclosure                                 8
Section 5.4. Organization and Ownership of Equity Interests of the Securitization Parties; Affiliates                              8
Section 5.5. Financial Statements; Material Liabilities                 9
Section 5.6. Compliance with Laws, Other Instruments, Etc             10
Section 5.7. Consents, Governmental Authorizations, Etc.              11
Section 5.8. Litigation; Observance of Agreements, Statutes and Orders         11
Section 5.9. Taxes                                     12
Section 5.10. Title to Property; Leases; Collateral                     12
Section 5.11. Licenses, Permits, Etc.                          12
Section 5.12. Compliance with Employee Benefit Plans                  12
Section 5.13. Private Offering by the Issuer                      13
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Section 5.14. Use of Proceeds; Margin Regulations                  14
Section 5.15. Existing Indebtedness; Future Liens                     14
Section 5.16. Foreign Assets Control Regulations, Etc.                  15
Section 5.17. Status under Certain Statutes                         16
Section 5.18. Solvent                                  16
Section 5.19. Brokerage Fees, Etc.                              16

Section 6. REPRESENTATIONS OF THE PURCHASERS                 16

Section 6.1. Purchase for Investment                         16
Section 6.2. Representation of the Purchasers                     17

Section 7. COVENANTS AND FURTHER ASSURANCES                  22

Section 8. EXPENSES ETC.                                 24

Section 8.1. Transaction Expenses                               24
Section 8.2. Certain Taxes                                 24
Section 8.3. Indemnification                                   25
Section 8.4. Survival                                      25

Section 9.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT                                 26

Section 10. AMENDMENT AND WAIVER                             26

Section 10.1. Requirements                                 26
Section 10.2. Solicitation of Holders of Notes                     27
Section 10.3. Binding Effect, Etc                             27
Section 10.4. Notes Held by any Securitization Party, Etc.                 27

Section 11. NOTICES                                         28

Section 12. REPRODUCTION OF DOCUMENTS                         28

Section 13. CONFIDENTIAL INFORMATION                         29

Section 14. SUBSTITUTION OF PURCHASER                         30

Section 15. MISCELLANEOUS                                 30

Section 15.1. Successors and Assigns                             31
Section 15.2. Severability                                 31
Section 15.3. Construction, Etc.                             31
Section 15.4. Counterparts; Electronic Contracting                     31
Section 15.5. Governing Law                                  32
Section 15.6. Jurisdiction and Process; Waiver of Jury Trial                  32
Section 15.7. Placement Agent                              33
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Schedule A          —    Defined Terms
Schedule 5.3         —    Disclosure Materials
Schedule 5.4    —    Organization and Ownership of Securitization Parties
Schedule 5.5    —    Material Liabilities
Purchaser Schedule    —    Information Relating to Purchasers

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SQ ABS ISSUER, LLC
$60,000,000 Class A Asset-Backed Notes due October 20, 2039
$40,000,000 Class B Asset-Backed Notes October 20, 2039

October 15, 2024

To Each of the Purchasers Listed in
the Purchaser Schedule Hereto:
Ladies and Gentlemen:
SQ ABS Issuer, LLC, a Delaware limited liability company (the “Issuer”), Holdings, AgentCo, AgentCo II, PayCo, the Parent and the Servicer (each, as defined below) agree with each of the Purchasers as follows:
Section 1.AUTHORIZATION OF NOTES.
The Issuer will authorize the issue and sale of $60,000,000 aggregate principal amount of Class A Asset-Backed Notes due October 20, 2039 (the “Class A Notes”) and $40,000,000 aggregate principal amount of Class B Asset-Backed Notes due October 20, 2039 (the “Class B Notes” and together with the Class A Notes, the “Notes”). The Notes will be issued by the Issuer pursuant to an indenture (as the same may be amended, supplemented or otherwise modified from time to time, the “Indenture”), dated as of October 15, 2024, by and between the Issuer and UMB Bank, N.A. (“UMB Bank”), a national banking association, as indenture trustee (in such capacity, and not individually, the “Indenture Trustee”), as paying agent, as securities intermediary and as note registrar. The Notes shall be issued in accordance with the Indenture and backed by a portfolio of Commission Receivables and other related Collateral. The Issuer, Holdings, AgentCo, AgentCo II, PayCo, the Parent and the Servicers are referred to herein each, as a “Securitization Party” and collectively, as the “Securitization Parties” and the Issuer, Holdings, AgentCo, AgentCo II and PayCo are referred to herein, collectively, as the “SPVs”.
On the Closing Date, one or more Securitization Parties will enter into (i) a servicing agreement (as the same may be amended, supplemented or otherwise modified, the “Servicing Agreement”), dated as of the Closing Date, by and among the Issuer, SELECTQUOTE INSURANCE SERVICES, a California corporation (“SQIS”) and TIBURON INSURANCE SERVICES, LLC, a California limited liability company (“Tiburon”) in their individual capacities as servicers thereunder (each, a “Servicer” and together, the “Servicers”), SQ AGENTCO, LLC, a Delaware limited liability company (“AgentCo”), SQ AGENTCO INSURANCE SERVICES II, LLC, a Delaware limited liability company (“AgentCo II”), SQ PayCo Insurance Services, LLC, a Delaware limited liability company (“PayCo”), and each joinder party from time to time party thereto, pursuant to which, among other things, the Servicer will perform the servicing duties specified therein in respect of the Commission Receivables, (ii) a renewal commission purchase agreement, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified, “Purchase Agreement I”), by and between the Issuer, as buyer, and AgentCo, as seller (in such capacity, “Seller I”), pursuant to which, among other things, Seller I will sell certain Subject Renewal Commissions and other Purchased Assets to the Issuer, (iii) a renewal commission purchase agreement, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified, “Purchase Agreement II”), by and between the Issuer, as buyer, and SQIS and Tiburon, each as a seller (in such capacities, “Seller II”), pursuant to which, among other things, Seller II will sell certain Subject Renewal Commissions and other Purchased Assets to the Issuer, (iv) a renewal commission purchase agreement, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified, “Purchase Agreement III” and together with Purchase Agreement I and Purchase Agreement II, the “Purchase Agreements”, each a “Purchase Agreement”), by and between the Issuer and Seller II, pursuant to which, among other things, Seller II will sell certain Subject Renewal Commissions and other Purchased Assets to the Issuer, (v) a back-up servicing agreement, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified, the “Back-Up Servicing Agreement”), by and among Oak Street Servicing LLC, a Delaware limited liability company (the “Back-Up Servicer”), the Issuer, AgentCo, AgentCo II, PayCo, the Servicers and each joinder party from time to time party thereto, (vi) a Performance Guaranty, dated as of the Closing Date (as the same may be amended, supplemented or otherwise modified, the “Guaranty”), by SELECTQUOTE, INC., a Delaware corporation (the “Parent”), in favor of the Indenture Trustee, on behalf of the Noteholders, (vii) an equity contribution agreement (as the same may be amended, supplemented or otherwise modified, the “Equity Contribution Agreement”), dated as of the Closing Date, is entered into by and among Parent, SQIS, Tiburon and SQ ABS Holdings, LLC, a Delaware limited liability company (“Holdings”), (viii) a contribution agreement (as the same may be amended, supplemented or otherwise modified, “Contribution Agreement II”), dated as of the Closing Date, is entered into by and between SQIS, Tiburon and AgentCo and (ix) a contribution agreement (as the same may be amended, supplemented or otherwise modified, “Contribution Agreement III”), dated as of the Closing Date, is entered into by and between SQIS, Tiburon and AgentCo II.
The Notes will be offered and sold by the Issuer to the Purchasers pursuant to this Agreement without being registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Section 4(a)(2) thereof.
Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Schedule A attached hereto and made a part hereof and, to the extent not set forth therein, shall have the meanings set forth or incorporated by reference in the Indenture, the Servicing Agreement or the applicable Purchase Agreement, as applicable. The rules of construction set forth in Section 15.3 hereof shall govern for all purposes under this Agreement.

Section 2.SALE AND PURCHASE OF NOTES.
Subject to the terms and conditions of this Agreement, the Issuer will sell to each Purchaser, and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Class A Notes and Class B Notes, as applicable, in the principal amount specified opposite such Purchaser’s name in the purchaser schedule to this Agreement listing the Purchasers of the Notes (the “Purchaser Schedule”) at the aggregate purchase price of $99,095,483.97. The Purchasers’ obligations hereunder (to the extent there is more than one Purchaser) are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 3.CLOSING.
The sale and purchase of the Notes to be purchased by each Purchaser shall be deemed to occur at the offices of Vinson & Elkins L.L.P., 1114 Avenue of the Americas, 32nd Floor, New York, New York 10036, at closing (the “Closing”) on the date hereof (the “Closing Date”). Delivery of one or more global notes representing each class of Notes shall be made against delivery by the Purchasers to or at the direction of the Issuer of an amount equal tfo the purchase price therefor by wire transfer of immediately available funds in accordance with the wiring instructions set forth in the Funding Notice (defined below). The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof (including Clearstream and Euroclear). Definitive Notes representing the Notes will be available only under limited circumstances, in each case as set forth in the Indenture. If at the Closing the Issuer shall fail to tender such Notes as provided in this Section 3, or any of the conditions specified in Section 4 hereof shall not have been fulfilled to any Purchaser’s satisfaction or waived by such Purchaser in writing, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement (other than its obligations under Section 13 hereof), without thereby waiving any rights such Purchaser may have by reason of such failure by the Issuer to tender such Notes or any of the conditions specified in Section 4 hereof not having been fulfilled to such Purchaser’s satisfaction or waived by such Purchaser in writing.
Section 4.CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing in the manner set forth in Section 3 hereof is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions, except to the extent such conditions are waived by a Purchaser in writing:
Section 4.1.Representations and Warranties. The representations and warranties of each Securitization Party contained in this Agreement and the other Basic Documents to which such Securitization Party is a party shall be true and correct when made and as of the Closing or such other date specified therein. Each of the Purchasers and the Placement Agent are entitled to rely on the representations and warranties of the Securitization Parties in any Basic Document as

though such representations and warranties were addressed to such Purchaser or the Placement Agent, as applicable.
Section 4.2.Performance. Each Securitization Party shall have performed and complied with all agreements and conditions contained in this Agreement and the other Basic Documents to which it is a party required to be performed or complied with by it prior to or at the Closing.
Section 4.3.No Rapid Amortization Event, Default, Event of Default or Servicer Termination Event. Before and after giving effect to the issue and sale of the Notes by the Issuer (and the application of the proceeds thereof in the manner contemplated by this Agreement and the other Basic Documents), no Rapid Amortization Event, Default, Event of Default, Warm Trigger Event, Hot Trigger Event or Servicer Termination Event shall have occurred and be continuing.
Section 4.4.Compliance Certificates.
(a)Officer’s Certificate. Each Securitization Party shall have delivered to the Indenture Trustee, the Placement Agent and each Purchaser an Officer’s Certificate, dated as of the Closing Date, certifying that (i) the conditions specified in Sections 4.2, 4.3, 4.6, 4.8, 4.10, and 4.12 hereof have been fulfilled, (ii) its representations and warranties in this Agreement and the other Basic Documents to which it is a party are true and correct, (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under the other Basic Documents to which it is a party at or prior to the Closing Date and (iv) there has been no event or development since June 30, 2024 that has resulted in, as of the Closing Date or immediately after the consummation of the transactions contemplated by this Agreement and the other Disclosure Documents, or can reasonably be expected to result in a Material Adverse Effect.
(b)Secretary’s Certificate. Each Securitization Party shall have delivered to the Indenture Trustee, the Placement Agent and each Noteholder a certificate of its Secretary or Assistant Secretary or the equivalent, dated as of the Closing Date, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Notes and the other Basic Documents to which it is a party, (ii) its organizational documents as then in effect, (iii) its good standing and (iv) the names, titles and true signatures of its directors and officers or the equivalent who are authorized to sign the Basic Documents to which it is a party.
Section 4.5.Opinions of Counsel.
(a)Vinson & Elkins L.L.P., as counsel to the Securitization Parties, shall have furnished to the Indenture Trustee and the Purchasers, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee, the Placement Agent and the Purchasers on corporate matters, UCC-related matters, bankruptcy law-related matters (including true sale or true contribution matters and non-consolidation matters), tax and securities law-related matters, and a risk retention memorandum, in each case addressed to the Indenture Trustee, the Purchasers and the Placement Agent and dated the Closing Date;
(b)Nixon Peabody LLP, as counsel to the Indenture Trustee, shall have furnished to the Indenture Trustee and the Purchasers, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Indenture Trustee, the Placement Agent and the Purchasers on general corporate and enforceability matters, addressed to the Indenture Trustee, the Placement Agent and the Purchasers and dated the Closing Date; and
(c)Krieg DeVault LLP, as counsel to the Back-Up Servicer, shall have furnished to the Indenture Trustee, the Placement Agent and the Purchasers, written opinions that are customary for transactions of this type and reasonably satisfactory in form and substance to the Back-Up Servicer and the Purchasers on general corporate and enforceability matters, addressed to the Indenture Trustee, the Placement Agent and the Purchasers and dated the Closing Date.
Section 4.6.Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions, (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act and Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.7.Sale and Delivery of Notes. The Notes to be sold to the Purchasers at the Closing in the manner set forth in Section 3 hereof are authenticated, executed and delivered to the Purchasers (or their nominees or custodians) at the Closing and the original of such Notes shall be delivered to the Indenture Trustee on or before Closing. Contemporaneously with the Closing the Issuer shall sell to each Purchaser and each Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule. No Securitization Party will require indemnity from any Purchaser or the Placement Agent in connection with the issuance of any replacement Note necessitated by any loss or damage occurring in connection with delivery of the executed Notes to the Purchasers in connection with the Closing.
Section 4.8.Payment of Special Counsel Fees. Without limiting Section 8.1 hereof, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ and the Placement Agent’s special counsel, including the fees, charges and disbursements of Akin Gump Strauss Hauer & Feld LLP, Kramer Levin Naftalis & Frankel LLP and Weil, Gotshal & Manges LLP to the extent reflected in a statement of such counsel rendered to the Issuer on or prior to the Closing on the Closing Date, subject to agreed upon fee caps, to the extent applicable.

Section 4.9.Private Placement Number. A CUSIP Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each class of Notes.
Section 4.10.Changes in Corporate Structure. No Securitization Party shall have changed its jurisdiction of incorporation, formation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following June 30, 2024 except as contemplated by the Basic Documents on or prior to the Closing Date.
Section 4.11.Funding Instructions. At least three (3) Business Days prior to the Closing Date (or such shorter time frame as acceptable to each Purchaser), each Purchaser shall have received written instructions signed by a Responsible Officer of the Issuer confirming the wiring instructions for the purchase of the Notes specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited (the “Funding Notice”).
Section 4.12.Proceedings and Documents. Each of the Basic Documents shall have been duly executed and delivered by the respective parties thereto. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, the Notes, the SRC Contracts, the other Basic Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals (or electronic signatures as permitted by Section 15.4 hereof) or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.
Section 4.13.Liens. The Purchasers shall have received evidence reasonably satisfactory to the Purchasers and their counsel that on or before the Closing Date, all existing Liens other than Permitted Liens on the Collateral (with the exception of Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained) shall have been released and all UCC-1 financing statements and assignments and other instruments required to be filed prior to or at the Closing Date pursuant to the Basic Documents have been or are being filed on the Closing Date.
Section 4.14.KYC. At least five (5) days prior to the Closing Date (or such shorter time frame as acceptable to the related Purchaser), such Purchaser shall have received all documentation and other information required by such Purchaser under applicable “know-your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; provided that such Purchaser has provided at least ten (10) Business Day’s prior written notice to the Issuer regarding the documentation and other information so required.
Section 4.15.Solvency. On the Closing Date, each of the Securitization Parties shall have furnished to the Purchasers a certificate, dated as of the Closing Date, of an officer of each such entity that such entity shall be Solvent immediately after the consummation of the transactions contemplated by this Agreement and the other Disclosure Documents on the Closing Date.
Section 4.16.Private Rating Letter. On the Closing Date, at least one of the Rating Agencies shall have delivered a Private Rating Letter acceptable to each of the Purchasers, assigning, with respect to the Class A Notes, a Private Rating of “A-” and with respect to the Class B Notes, a Private Rating of “BBB”.
Section 5.REPRESENTATIONS AND WARRANTIES OF THE SECURITIZATION PARTIES.
Each Securitization Party, with respect to itself, represents and warrants to each Purchaser that:
Section 5.1.Organization; Power and Authority.
(a)Each Securitization Party (i) is a limited liability company or corporation, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and (ii) is duly qualified as a foreign legal entity and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification.
(b)Each Securitization Party has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and the other Basic Documents to which it is a party and to perform the provisions hereof and thereof.
Section 5.2.Authorization, Etc.
(a)This Agreement and the other Basic Documents to which each Securitization Party is a party (other than the Notes which are addressed in clause (b) below) have been duly and validly authorized by all requisite legal action and duly executed and delivered by such Securitization Party and, assuming the authorization, execution and delivery by the other parties thereto, will constitute the valid and binding agreement of such Securitization Party, as applicable, enforceable against it in accordance with its terms, except that the enforceability of this Agreement and such other Basic Documents may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
(b)The Notes have been duly authorized by all requisite legal action on the part of the Issuer and when duly executed by the Issuer in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Indenture Trustee, upon delivery to each Purchaser against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, except that the enforceability of the Notes may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Notes will conform in all material respects to the form attached to the Indenture as Exhibit A.
(c)Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 6 hereof, no registration of the Notes under the Securities Act and no qualification of the Indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Notes in the manner contemplated hereby.
Section 5.3.Disclosure. This Agreement, the Basic Documents and the documents, certificates or other writings delivered to the Purchasers and the Placement Agent, or their respective Affiliates, representatives or investment advisors (together with their respective affiliates) by or on behalf of the Issuer on or prior to the Closing Date in connection with the transactions contemplated hereby and identified in Schedule 5.3 attached hereto (this Agreement, the Basic Documents and such other documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed to the Purchasers and the Placement Agent in writing, there has been no material change in the financial condition, operations, business, properties or, to the knowledge of the Securitization Parties, the prospects of the Securitization Parties. There is no fact, event or circumstance known to the Securitization Parties, in each case, that could reasonably be expected to have a Material Adverse Effect.
Section 5.4.Organization and Ownership of Equity Interests of the Securitization Parties; Affiliates.
(a)Schedule 5.4 attached hereto contains (except as noted therein) complete and correct lists of (i) each Securitization Party, showing the name thereof, the jurisdiction of its organization, the employer identification number, the percentage and class of outstanding shares of capital stock, membership interests, partnership interests or other similar equity interests (including any instrument that may be convertible into such interests, together with any options, warrants, or similar rights to acquire such interests or instruments) (other than with respect to the Parent), and (ii) the Securitization Parties’ directors and senior officers.
(b)All of the outstanding shares of capital stock, membership interests, partnership interests or other similar equity interests of each Securitization Party shown in Schedule 5.4 attached hereto as being owned by the other Securitization Parties have been validly issued, are fully paid and non-assessable and are owned by the Securitization Parties free and clear of any Lien that is prohibited by this Agreement.
(c)The Issuer had at all relevant times, and now has, all necessary power, authority and legal right under its organizational documents and under applicable law to acquire, own and pledge the Collateral.

(d)No Securitization Party is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 attached hereto and customary limitations imposed by corporate, limited liability or limited partnership law or similar statutes) restricting the ability of such Securitization Party to pay dividends out of profits or make any other similar distributions of profits to the other Securitization Parties that own outstanding equity interests of such Securitization Party.
(e)Except as disclosed on such Schedule 5.4 attached hereto, no Securitization Party has had any other legal names in the previous five (5) years.
Section 5.5.Financial Statements; Material Liabilities.
(a)The Securitization Parties do not have any Material Liabilities that are not disclosed in the Disclosure Documents or on Schedule 5.5 attached hereto.
(b)Except as described in or contemplated by the Disclosure Documents and the Basic Documents, none of the Securitization Parties has (i) incurred any Material Liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business or (ii) entered into any Material transaction not in the ordinary course of business, except as would not in each case with respect to clauses (i) through (ii) above, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(c)Each of the Servicer and Seller (d) maintains a system of internal control over financial reporting and that has been designed by, or under the supervision of, the Servicer’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and has systems, processes and procedures to ensure corporate separateness of each of the Securitization Parties, to prepare entity-level financial statements, record transactions on an arm’s-length basis and to avoid the comingling of funds or assets. Each of the Servicer and Seller maintains internal controls sufficient to provide reasonable assurance that (i) records are maintained that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Securitization Parties, (ii) transactions are recorded as necessary to permit preparation of the Securitization Parties’ financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Securitization Parties and (iii) the unauthorized acquisition, use or disposition of the assets of the Securitization Parties that could have a material effect on the consolidated financial statements are prevented or timely detected. The auditors’ report regarding the last audited financial statements of the Securitization Parties included in the Disclosure Documents, while expressing no opinion on the effectiveness of internal control, included no qualification regarding internal control. Since the date of the last audited or reviewed financial statements of the Securitization Parties included in the Disclosure Documents, (i) neither the Servicer nor the Seller has been advised of or has become aware of any fraud that involves management or other employees who have a significant role in the internal control over financial reporting of any Securitization Party or that is otherwise Material to any Securitization Party; and (ii) there have been no significant changes in the internal control over financial reporting of the Securitization Parties that have Materially affected or are reasonably likely to Materially affect the internal control of any Securitization Party over financial reporting.
Section 5.6.Compliance with Laws, Other Instruments, Etc.
(a)No Securitization Party or any of its affiliates is a party to any contract or agreement or subject to any charter or other legal restriction which materially and adversely affects its business, property or assets, condition (financial or otherwise) or operations.
(b)Without limitation of Section 5.6(a), the execution and delivery by each Securitization Party of this Agreement and the other Basic Documents to which it is a party, the issuance and sale of the Notes by the Issuer in the manner contemplated herein, and the performance by each Securitization Party of the terms and provisions of this Agreement and the other Basic Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Securitization Party under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Securitization Party is bound or by which any Securitization Party or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Securitization Party or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Securitization Party, in each case in any material respect.
(c)The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Securitization Party, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer of the type to be evidenced by the Notes.
(d)Without limitation of any of the foregoing, no Securitization Party or any of its affiliates (i) is in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority, (ii) is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, (A) all applicable Company and Centers for Medicare and Medicaid Services (“CMS”) requirements, (B) all laws, ordinances, rules or regulations of any Governmental Authority regarding telemarketing as regulated under the Telephone Consumer Protection Act, 43 U.S.C. §227 et seq. (the “TCPA”) and all state or local laws, rules and ordinances that regulate telemarketing, as well as all forms of telemarketing subject to the Telemarketing Sales Rule (16 C.F.R. Part 310), as amended by the Federal Trade Commission, the rules and interpretations promulgated by the Federal Communication Commission under the TCPA, and where applicable, the requirements established by CMS, (C) the Health Insurance Portability and Accountability Act of 1996, (D) the regulations at 45 C.F.R. Parts 160-164, and (E) the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 hereof) or (iii) has engaged in any fraudulent, misleading or deceptive conduct.

(e)On the Closing Date, the Securitization Parties will be in compliance with the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the federal interagency credit risk retention rules promulgated thereunder, codified at 17 C.F.R. Part 246 (the “U.S. Risk Retention Rules”).
Section 5.7.Consents, Governmental Authorizations, Etc. All necessary permits, approvals and authorizations in connection with any Governmental Authority or any third party which are required in connection with the execution, delivery or performance by any Securitization Party of this Agreement, the Basic Documents and the issuance and sale of the Notes by the Issuer have been obtained.
Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.
(a)Except as described in Schedule 5.8 attached hereto, there are no material actions, suits, investigations or proceedings pending or, to the best knowledge of the Securitization Parties threatened against or affecting the Securitization Parties or any property of any Securitization Party in any court or before any arbitrator of any kind or before or by any Governmental Authority.
(b)No Securitization Party, is in any way that could reasonably be expected to have a Material Adverse Effect (i) in default under any material agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any material order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 hereof).
Section 5.9.Taxes.
Since formation the Issuer has not been treated as an entity separate from its owner for U.S. federal income tax purposes and has not made any tax election to be classified as an entity taxable as a corporation. The Issuer has timely filed all Material tax returns, if any, which are required to be filed by it, and has paid all taxes due pursuant to such returns, except for any taxes (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer has established adequate reserves in accordance with GAAP. The Securitization Parties know of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no transfer taxes or other similar fees or charges under federal tax law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Basic Documents or the issuance or sale by the Issuer of the Notes.
Section 5.10.Title to Property; Leases; Collateral. The Securitization Parties have good and sufficient title to, leasehold interests in, or license or easement to use, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited financial statements referred to in Section 5.5 hereof or purported to have been acquired by the Securitization Parties after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases, licenses or easements that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. On each date on which the Issuer acquires property of the type required to be treated as Collateral subject to the security interest granted to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture, (i) the Issuer will have the power to grant a security interest in such Collateral and will have taken all necessary actions to authorize the granting of that security interest, (ii) the Issuer will be the sole owner of such Collateral, free and clear of any security interest, lien, encumbrance or other restriction other than the security interest granted pursuant to the Indenture and other than Permitted Liens, (iii) the Indenture Trustee will have a valid and perfected first priority security interest in such Collateral subject to no prior security interest, lien or encumbrance except for the security interest granted pursuant to the Indenture or Permitted Liens; and (iv) the performance by the Issuer of their obligations under the Indenture will not result in the creation of any security interest, lien or other encumbrance on any Collateral other than the security interest granted under the Indenture.
Section 5.11.Licenses, Permits, Etc. (a) The Securitization Parties own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material or are otherwise required in connection with the transactions contemplated by the Basic Documents, without known conflict with the rights of others.
(a)To the best knowledge of the Securitization Parties, no product or service of the Securitization Parties infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person which could reasonably be expected to have a Material Adverse Effect.
(b)To the best knowledge of the Securitization Parties, there is no violation by any Person of any right of the Securitization Parties with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Securitization Parties which could reasonably be expected to have a Material Adverse Effect.
Section 5.12.Compliance with Employee Benefit Plans.
(a)None of the Issuer, Holdings, AgentCo, AgentCo II or PayCo has or maintains any employees.
(b)Each ERISA Affiliate has operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by any Securitization Party or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Securitization Party or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(c)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities, except for such excess that individually or in the aggregate is not Material. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(d)No ERISA Affiliate has incurred withdrawal liabilities (and is not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Securitization Parties to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3(l) as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
Section 5.13.Private Offering by the Issuer. No Securitization Party nor any of its Affiliates, as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”) (any such affiliates being hereinafter referred to as the “Regulation D Affiliates”) or any Person acting on behalf of any of them (any such Persons, other than the Purchasers, the “Agents”) has offered, directly or indirectly, the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. No Securitization Party nor any of its Regulation D Affiliates or any of its Agent has sold or issued any Securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the U.S. Securities and Exchange Commission. Assuming the accuracy of the Purchaser’s representations in Section 6, no Securitization Party, any of its Regulation D Affiliates or any of its Agents has taken, or will take, any action, including any form of general solicitation or general advertising (within the meaning of

Regulation D) in connection with any offer or sale of the Notes or has taken or will take any other action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.Use of Proceeds; Margin Regulations. The Issuer will apply the proceeds of the issuance and sale of the Notes in the manner contemplated by this Agreement and Section 3.07 of the Indenture. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Securitization Party in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). No Securitization Party owns nor has any present intention of acquiring any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.Existing Indebtedness; Future Liens. (a) The Issuer has no Indebtedness except as permitted under the Indenture.
(a)Except as expressly contemplated by the Basic Documents, the Issuer has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(b)Except as expressly contemplated by the Basic Documents, the Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness.
(c)Other than the security interests to be granted to the Indenture Trustee under the Indenture, pursuant to the other Disclosure Documents or any other Permitted Liens, no Securitization Party shall have pledged, assigned, sold or granted as of the Closing Date a security interest in the Collateral (except for any such security interest that will be released on the Closing Date). As of the Closing Date, all action necessary (including the filing of UCC-1 financing statements) to protect and evidence the Indenture Trustee’s security interest in the Collateral in the United States will have been duly and effectively taken (as described in, and subject to any exceptions to be set forth in the Indenture). As of the Closing Date, no security agreement, financing statement, equivalent security or lien instrument or continuation statement authorized by any Securitization Party and listing such Person as debtor covering all or any part of the Collateral shall be on file or of record in any jurisdiction except (i) in respect of Permitted Liens, (ii) in respect of any such security interest that will be released on the Closing Date or (iii) such as may have been filed, recorded or made by such Person in favor of the Indenture Trustee on behalf of the Secured Parties in connection with the Indenture, and no such Person has authorized any such filing.
Section 5.16.Foreign Assets Control Regulations, Etc.
(a)No Securitization Party, nor any Controlled Entity, nor any director, officer, manager, member, employee, agent, affiliate or other person acting on behalf of any of the Securitization Parties or their respective subsidiaries, (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom or the European Union. No Securitization Party, nor any Controlled Entity, is located, organized or resident in a country or territory that is the subject of comprehensive U.S. Economic Sanctions Laws; and the Securitization Parties and their respective subsidiaries will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity, for the purpose of financing the activities of or business with any person, or in any country or territory, that at the time of such funding is the subject of any comprehensive U.S. Economic Sanctions Laws or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. Economic Sanctions Laws.
(b)No Securitization Party, nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to each Securitization Party’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. The operations of the Securitization Parties and each of their respective subsidiaries are and have been conducted at all times in compliance with applicable Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)No part of the proceeds from the sale of the Notes hereunder:
(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Securitization Party or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)Each Securitization Party has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Securitization Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.Status Under Certain Statutes.
(a)No Securitization Party is, and after giving effect to the issuance and sale of the Notes and the application of the proceeds therefrom in the manner contemplated herein and in the other Basic Documents will be, an “investment company” for reasons other than exemption (3)(c)(1) or (3)(c)(7) or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).
Section 5.18.Solvent. Immediately after giving effect to the consummation of the transactions contemplated by this Agreement and the other Basic Documents, each of the Securitization Parties will be Solvent. As used in this Agreement, the term “Solvent” means, as to any Person as of any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
Section 5.19.Brokerage Fees, Etc. Other than as contemplated by this Agreement and as agreed between the Securitization Parties and the Placement Agent, the Securitization Parties are not a party to any other contract, agreement or understanding with any person or entity that would give rise to a valid claim against the Securitization Parties for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Notes.
Section 6.REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.Purchase for Investment. Each Purchaser, severally and not jointly, represents to each Securitization Party and the Placement Agent that it is (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (ii) a non-U.S. person acquiring the Notes in an offshore transaction within the meaning of Regulation S under the Securities Act and in accordance with the laws applicable to such Purchaser in the jurisdiction in which such purchase is made. Each Purchaser severally and not jointly represents to each Securitization Party and the Placement Agent that it is purchasing the Notes for its own account or for one or more separate accounts of qualified purchasers that are qualified institutional buyers maintained or managed by such Purchaser or for the account of one or more pension or trust funds that are qualified purchasers that are qualified institutional buyers maintained or managed by such Purchaser, and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser represents to each Securitization Party and the Placement Agent that it understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that neither the Issuer nor the Placement Agent is required to register the Notes.
Section 6.2.Representation of the Purchasers. Each Purchaser severally and not jointly hereby represents and warrants to each Securitization Party and the Placement Agent as follows:
(a)Each Purchaser (i) has had the opportunity to make such inquiries as necessary or desirable by such Purchaser to make its investment decision with respect to the Notes, including the opportunity to ask questions of and receive answers from the Securitization Parties or any other person acting on behalf of the Securitization Parties concerning the terms and conditions of an investment in the Notes and to review the Basic Documents and no statement or printed material that is contrary to the Basic Documents has been made or given to such Purchaser by or on behalf of the Securitization Parties, (ii) has received all information, including any information regarding the underlying assets, that such Purchaser believes to be necessary or appropriate in connection with its consideration of an investment in the Notes, (iii) has had any questions arising from such Purchaser’s review of such information answered by the Issuer or another Securitization Party (or one or more of their affiliates) to such Purchaser’s satisfaction and (iv) has evaluated the merits and risks of the transactions contemplated by this Agreement based exclusively on its own independent review and consultations with such investment, legal, tax accounting and other advisers as it deemed necessary or appropriate.
(b)Each Purchaser hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act or the Indenture, the Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear legends substantially in the forms as set forth in the Indenture (along with such other legends as the Issuer and their counsel deem necessary).
(c)Each Purchaser hereby acknowledges and agrees that it has full power and authority (corporate, regulatory and other) to execute and deliver this Agreement and to purchase and hold the Notes. Its purchase of the Notes and the execution and delivery of this Agreement have been will be, duly authorized by all necessary action (corporate, regulatory and other) on its behalf, and upon execution by the such Purchaser, this Agreement will be a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors’

rights generally and to general principles of equity. Each Purchaser’s purchase of the Notes will not directly or indirectly contravene any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments applicable to such Purchaser.
(d)Each Purchaser has carefully read and understands the Indenture and this Agreement, the transfer instructions contained herein or therein, and all additional information considered by it to be necessary to verify the accuracy of or to supplement the information herein or therein. Each Purchaser acknowledges that in making a decision to purchase the Notes, such Purchaser has relied solely upon this Agreement, the Basic Documents and its own due diligence. Each Purchaser is represented by its own counsel and advisors who are experienced in asset-backed transactions and is not relying on the Placement Agent Parties (as defined below), with respect to the legal, tax and other economic considerations involved in this investment. Each Purchaser’s investment in the Notes is consistent with the investment purposes, objectives and cash flow requirements of such Purchaser and will not adversely affect such Purchaser’s overall need for diversification and liquidity.
(e)Each Purchaser has such knowledge and experience in investing in securities (including, without limitation, securities backed by trade receivables and other financial assets) and related financial and business matters and is capable of evaluating the merits and risks of investment in the Notes. Each Purchaser represents that such Purchaser, with the assistance of such Purchaser’s advisors (which for purposes of the purchase of the Notes did not include the Placement Agent): (i) has evaluated and is voluntarily assuming all risks of investing in the Notes; (ii) understands the risks of an investment in the Notes and has not relied upon the Placement Agent for any assessment of the risks of an investment in the Notes; (iii) has sought such accounting, legal, tax, regulatory, business, financial and investment advice as it has considered necessary to make an informed investment decision; (iv) understands there are substantial risks of loss incidental to the purchase of the Notes and is able to bear such risks for an indefinite period of time; (v) can afford a complete loss of its investment in the Notes; and (v) has determined that the Notes are a suitable investment for it.
(f)Each Purchaser understands that the sale of the Notes to such Purchaser is not a recommendation by any Placement Agent Party to purchase the Notes. Each Purchaser represents that such Purchaser, with the assistance of such Purchaser’s advisors (which for purposes of the purchase of the Notes did not include any Placement Agent Party), understands the risks of an investment in the Notes, and has not relied upon any Placement Agent Party for any assessment of the risks of an investment in the Notes. Each Purchaser is aware that there are substantial risks incident to an investment in the Notes. Each Purchaser has made an independent investment decision to purchase the Notes after conducting such investigation as such Purchaser has deemed appropriate, which has included a review of the terms of the Notes and related matters, of the risks relating to an investment in the Notes, and of the tax, accounting and regulatory implications relating to an investment in the Notes. Each Purchaser expressly represents, warrants and agrees that: (i) it is voluntarily assuming all risks associated with the purchase of the Notes and expressly represents and warrants that no Placement Agent Party has made, and it disclaims the existence of or its reliance on, any representation by any Placement Agent Party concerning the Notes; (ii) it is not relying on any disclosure or non-disclosure made or not made by or on behalf of any Placement Agent Party (directly or indirectly through an agent or representative), or the completeness thereof, in connection with or arising out of the purchase of the Notes (including, for the avoidance of doubt, the Disclosure Package), and therefore has no claims against any Placement Agent Party with respect thereto; (iii) if any such claim may exist, such Purchaser, recognizing its disclaimer of reliance as a condition to entering into the purchase of the Notes, covenants and agrees not to assert any such claim against any Placement Agent Party or any of its officers, directors, employees, shareholders, partners, agents, representatives or affiliates; and (iv) the Placement Agent Parties have no liability to the Purchasers, and each of the Purchasers expressly waives, releases and holds the Placement Agent Parties harmless from any claim that it (or any account with respect to which it acts as fiduciary or agent) might have against any Placement Agent Party or its officers, directors, employees, shareholders, partners, agents, representatives or affiliates, directly or indirectly relating to its purchase of the Notes, whether under applicable securities law or otherwise other than any claim arising from the gross negligence, bad faith or willful misconduct of the Placement Agent.
(g)In connection with its purchase of the Notes, each Purchaser acknowledges and agrees that: (i) no Placement Agent Party has acted as a fiduciary or financial or investment adviser for it; (ii) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of any Placement Agent Party or any of their respective agents; (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent it has deemed necessary and has made its own investment decisions (including decisions based on suitability) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by any Placement Agent Party (directly or indirectly through any other person); (iv) its purchase of the Notes will comply with all applicable laws in any applicable jurisdiction; (v) it has received and carefully reviewed this Agreement and the Basic Documents; and (vi) it has received no assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of the Notes or the agreements and documentation with respect to the Notes from any Placement Agent Party (directly or indirectly through any other person).
(h)Each Purchaser severally represents and warrants that it is not purchasing the Notes as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio or (ii) any seminar or meeting whose attendees, including such Purchaser, had been invited as a result of, subsequent to or pursuant to any of the foregoing.
(i)Each Purchaser represents to the Securitization Parties and the Placement Agent that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by Purchaser hereunder:

(i)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(ii)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(iii)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38, the conditions of Part III of PTE 90-1 or PTE 91-38, as applicable, are met, and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c) at least ten (10) Business Days prior to the Purchaser’s purchase of the Notes, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(iv)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c), (f), and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Issuer that would cause the QPAM and the Issuer to be “related” within the meaning of Part VI(h) of the QPAM Exemption, and at least ten (10) Business Days prior to the Purchaser’s purchase of the Notes (other than with respect to the initial Purchasers of the Notes), (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or any affiliate (within the meaning of Part VI(c)(1) of the QPAM

Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Issuer in writing pursuant to this clause (d); or
(v)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (c), (d), (e), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or
(vi)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA that has been identified to the Issuer in writing at least ten (10) Business Days prior to the Purchaser’s purchase of the Notes (other than with respect to the initial Purchasers of the Notes); or
(vii)the Source is one or more governmental plan or a separate account or trust fund comprised of one or more governmental plans, each of which has been identified to the Issuer in writing at least ten (10) Business Days prior to the Purchaser’s purchase of the Notes (other than with respect to the initial Purchasers of the Notes); or
(viii)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g) at least ten (10) Business Days prior to the Purchaser’s purchase of the Notes (other than with respect to the initial Purchasers of the Notes); or
(ix)the Source does not include assets of any employee benefit plan or retirement account.
As used in this Section 6.2(i), the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
Section 7.COVENANTS AND FURTHER ASSURANCES.
Each of the Securitization Parties agrees with the Purchasers:
(a)The Securitization Parties will use the proceeds from the sale of the Notes in the manner contemplated by this Agreement and the other Basic Documents.
(b)The Securitization Parties (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the creation and perfection of security interests in the Collateral as and to the extent required by the Indenture, the Notes and the other Basic Documents and (ii) after the Closing Date, shall complete all filings and other similar actions that need not be completed on the Closing Date but which may be required in connection with the creation and perfection or maintenance of security interests in the Collateral as and to the extent required by the Indenture, the Notes and the other Basic Documents. Within a reasonable period following the Closing Date not to exceed thirty (30) days, the Securitization Parties will furnish the Indenture Trustee certified copies of such documents or instruments necessary to (i) evidence the filings in each jurisdiction required to perfect by filing the lien purported to be created by the Indenture and (ii) evidence of registered lien, security interest, encumbrance, judgment and other lien searches that the Indenture Trustee and its counsel may reasonably request, which searches shall reflect no prior liens on any of the Collateral other than Permitted Liens.
(c)So long as the Notes are outstanding, no Securitization Party shall be a company that is, or is required to be registered as, an “investment company” under the Investment Company Act for reasons other than exemption (3)(c)(1) or (3)(c)(7).
(d)For a period of 180 days from the date of the Indenture, the Securitization Parties will not offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale or other disposition of any debt securities issued or guaranteed by the Issuer (other than the Notes) without the prior written consent of the Indenture Trustee (acting at the written direction of the Noteholders). The Securitization Parties will not at any time offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would require the registration of the Notes under of the Securities Act.
(e)So long as any U.S. Risk Retention Rules apply to the Notes, the Securitization Parties will comply with such U.S. Risk Retention Rules.
(f) (i) On each anniversary of the Closing, the Issuer shall deliver to each holder of the Notes, for each Private Rating on each class of Notes, an updated Private Rating Letter, dated as of such date of delivery, and (ii) promptly following any change in any Private Rating on any class of Notes, Issuer shall deliver to each holder of the Notes an updated Private Rating Letter in respect of such affected class of Notes, dated as of such date of delivery.
(g)The Securitization Parties shall deliver to each holder of a Note, with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of a Securitization Party or relating to the ability of a Securitization Party to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by such holder of a Note.
(h)The Securitization Parties will provide notice to the holders of the Notes to the extent it or any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations, the United Kingdom or the European Union.

(i)No Securitization Party, nor any Controlled Entity will be in violation of any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws. Each Securitization Party shall maintain or be subject to procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Securitization Party and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, in violation of, or cause any holder of a Note to be in violation of, any applicable Anti-Money Laundering Laws; or will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any holder of a Note to be in violation of, any applicable Anti-Corruption Laws.
(j)Each Securitization Party shall comply in all material respects with the 17g-5 Representation and shall, to the extent required, take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Exchange Act with respect to the Notes.
(k)Each Securitization Party will permit any authorized representative or agent designated by a Noteholder to visit and inspect any of the properties of such Securitization Party, as the case may be, to examine the corporate books and financial records of such Securitization Party (only insofar as such books and financial records relate to the issuance of the Notes) and to inspect its records relating to the Notes and to discuss the affairs, finances, and accounts of such Securitization Party (only insofar as such books and financial records relate to the issuance of the Notes), as the case may be, with its principal officers, as applicable, and its independent accountants. In each case, such access shall be afforded only upon reasonable request and during normal business hours; provided, that prior to the occurrence of an Event of Default, the Noteholders, collectively, may conduct only two (2) such visits per calendar year. The Issuer shall reimburse the Noteholders for reasonable and documented expenses related to such visits and inspections. Each Securitization Party and each Noteholder and the representative of any such regulatory authority designated by the related Noteholder to view such information shall and shall cause their representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that such Noteholder and the Issuer may reasonably determine that such disclosure is consistent with their obligations hereunder.
(l)Single Purpose Entity. The Issuer (i) has been formed and organized solely for the purpose of entering into the Basic Documents to which it is a party, and performing its obligations thereunder (including entering into certain agreements in connection therewith), (i) has not engaged in any business unrelated to clause (i) of this Section 7(l), and (i) does not have any other assets other than those related to its activities in accordance with clause (i) above.
Section 8.EXPENSES, ETC.
Section 8.1.Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Securitization Parties will jointly and severally pay all reasonable and documented out of pocket costs and expenses incurred by the Purchasers and each other holder of a Note in connection with this Agreement, any Basic Document or the Notes and the transactions contemplated thereby, and in connection with any amendments, waivers or consents under or in respect thereof (whether or not such amendment, waiver or consent becomes effective), in each case, including, without limitation, the reasonable attorneys’ fees, charges and disbursements of special counsel for each Purchaser and, if necessary for any post-closing items, two (2) law firms (such law firms as of the Closing Date being Akin Gump Strauss Hauer & Feld LLP and Kramer Levin Naftalis & Frankel LLP) acting as special counsel for the Purchasers, or, solely to the extent there is a conflict of interest between the Noteholders of the Class A Notes and the Class B Notes, such Noteholders, two (2) law firms (such law firms as of the Closing Date being Akin Gump Strauss Hauer & Feld LLP and Kramer Levin Naftalis & Frankel LLP) acting as special counsel for the Purchasers of each Class of Notes, and if reasonably required by the Required Holders, any local or specialist counsel.
The Securitization Parties will jointly and severally pay, to the extent not paid pursuant to any other Basic Document, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, Liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Issuer.
All amounts payable pursuant to this Section 8.1 shall be paid promptly following demand but in any event within thirty (30) days following delivery of an invoice therefor by any of the Purchasers to the Issuer.
Section 8.2.Certain Taxes. Each Securitization Party agrees, jointly and severally, to pay all stamp, documentary or similar taxes or fees which may be payable in respect of (i) the execution and delivery or the enforcement of this Agreement or any Basic Document or (ii) the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where any Securitization Party has assets or (iii) any amendment of, or waiver or consent under or with respect to, this Agreement or any Basic Document or of any of the Notes. Each Securitization Party will save each holder of a Note to the extent permitted by applicable law harmless against any loss or Liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by any Securitization Party hereunder.
Section 8.3.Indemnification. Each Securitization Party agrees, jointly and severally, to indemnify and hold each holder of the Notes and each of its Related Parties (each an “Indemnitee”) harmless from and against any damage, loss, cost or expense (including reasonable and documented attorneys’ fees) which such Indemnitee may incur or be subject to as a consequence, direct or indirect, of (a) any breach by such Securitization Party, of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (b) any legal action commenced to challenge the validity or enforceability of this Agreement and (c) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Agreement; provided, that with respect to any legal or other expenses incurred by Indemnitees in connection with investigating or defending such damage, loss, cost or expense as such are incurred, including but not limited to each Indemnitee’s reasonable costs of defending itself against any claim or bringing any claim to enforce the indemnification or other obligations of a Securitization Party, such legal or other expenses shall be reimbursed to such Indemnitee by the Securitization Parties; provided further, that the foregoing indemnity will not, as to any Indemnitee, apply to Losses or related legal or other expenses to the extent they represent Losses on the Notes or the Loan Assets arising out of any credit related reasons (including discharge in bankruptcy or similar insolvency proceedings) with respect to any underling obligor on a receivable or other payment instrument that is part of the collateral. For purposes of this Section 8.3, any claim of, and losses resulting from, any breach of any representation or warranty or covenant made by a Securitization Party in this Agreement or the other Basic Documents shall be determined without regard to any materiality, context of disclosure, knowledge or other similar qualification contained in or otherwise applicable to such representation, warranty or covenant. The rights and remedies provided for in this Section 8.3 without prejudice to any additional indemnities the Indemnitees may have under any other Basic Document including with respect to any indemnification obligations incurred in favor of the Noteholders by any Securitization Party, are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Purchaser Indemnified Person at law or in equity. In addition, each of Securitization Parties agree to indemnify and hold harmless each Placement Agent Party and each of their related entities, direct or indirect equity holders, members, directors, officers, managers, employees, consultants and legal counsel and each of its and their respective heirs, successors and assigns (each, a “Placement Agent Indemnified Person”) on the same terms, mutatis mutandis, as the indemnity provided by the applicable Securitization Parties under the applicable engagement letter originally entered into between Parent and the Placement Agent. The rights of each Purchaser or the Placement Agent Party as set forth in this Section 8.3 shall be in addition to any rights of any Purchaser or Placement Agent Party hereunder.
Section 8.4.Survival. The obligations of the Securitization Parties under this Section 8 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Indenture, any other Basic Document or the Notes, and the termination of this Agreement and the termination of the Placement Agent. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnitee or Placement Agent Indemnified Person at law or in equity.

Section 9.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All indemnities (including, without limitation, those in Section 8.3 hereof), representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Basic Documents and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein, the payment of any Note and the termination of the appointment of the Placement Agent, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Securitization Party to the Indenture Trustee or any holder pursuant to this Agreement shall be deemed representations and warranties of such Securitization Party, made jointly and severally, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Basic Document embody the entire agreement and understanding between each Purchaser and the Securitization Parties and supersede all prior agreements and understandings, including as documented in any engagement letter (except as specifically set forth therein), relating to the subject matter hereof.
Section 10.AMENDMENT AND WAIVER.
Section 10.1.Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Securitization Parties and the Required Holders, except that:

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, 7, 8, 9 or 14 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing;
(b)to the extent any amendment or waiver will have a disproportionate impact on the Class A Notes or the Class B Notes, respectively, the consent of the holders of at least 50% in principal amount of the Class A Notes or Class B Notes, as applicable, at the time outstanding (exclusive of Notes then owned by the Securitization Parties or any of their Affiliates) shall be required; and
(c)no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (ii) amend any of this Section 10 or Section 13;
(d)no amendment or waiver to any Section, term or provision hereof which would adversely affect any right or remedy of the Placement Agent shall be effective unless the same shall be consented to in writing by the Placement Agent; and
(e)any draft of an amendment or waiver of this Agreement shall be provided in writing to each Purchaser, each holder of a Note and the Placement Agent.

Section 10.2.Solicitation of Holders of Notes.
(a)Solicitation. The Securitization Parties will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Securitization Parties will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 10 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)Consent in Contemplation of Transfer. Any consent given pursuant to this Section 10 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) the Securitization Parties, (ii) any Securitization Party or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Securitization Party and/or any of its Affiliates (either pursuant to a waiver under Section 10.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 10.3.Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 10 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Securitization Parties without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Securitization Party and any holder of a Note and no delay in exercising any rights hereunder or under any Note or any other Basic Document shall operate as a waiver of any rights of any holder of such Note.
Section 10.4.Notes Held by any Securitization Party, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Securitization Party or any of its Affiliates shall be deemed not to be outstanding.
Section 11.NOTICES.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or email if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid), or (d) by electronic means. Any such notice must be sent:
(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications at such address as such Purchaser or nominee shall have specified to the Issuer in writing,
(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or
(iii)if to any Securitization Party, to such Securitization Party at the address set forth below:
6800 West 115th Street
Overland Park, Kansas 66211
Telephone: (913) 599-9225
        legal.notices@selectquote.com
or at such other address as such Securitization Party shall have specified to the holder of each Note in writing.
Notices under this Section 11 will be deemed given only when actually received.
Section 12.REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including without limitation (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. Each Securitization Party agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 12 shall not prohibit the Securitization Parties or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 13.CONFIDENTIAL INFORMATION.
For the purposes of this Section 13, “Confidential Information” means information delivered to any Purchaser or the Placement Agent by or on behalf of any Securitization Party or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Securitization Party or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Securitization Party or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 5.5 hereof that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 13, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 13), (v) any federal or state regulatory authority having jurisdiction over such Purchaser, (vi) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any other Basic Document. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 13 as though it were a party to this Agreement. The Securitization Parties and the Purchasers hereby agree that, on the Closing Date, any existing confidentiality agreements between the Securitization Parties and any Purchaser (or any of Affiliates, representatives or investment advisors of any Purchaser and their respective Affiliates and representatives) shall be terminated and the provisions of this Section 13 shall take the place thereof. Notwithstanding anything to the contrary herein, each Purchaser and the Placement Agent may, only after the Securitization Parties have made such information public, place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the internet or worldwide web, and circulate similar promotional materials, in each case, after the Closing Date in the form of a “tombstone” or otherwise describing the names of the Securitization Parties and their affiliates, and the amount, type and closing date of the Notes and the Contemplated Transactions, at its own expense; provided, however, that no such tombstone, promotional announcement or other marketing material will disclose the name of any Purchaser without such Purchaser’s prior written consent acting in its sole discretion.

In the event that as a condition to receiving access to information relating to the Securitization Parties or their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the other Basic Documents, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 13, this Section 13 shall not be amended thereby and, as between such Purchaser or such holder and Securitization Parties, this Section 13 shall supersede any such other confidentiality undertaking.
Section 14.SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its affiliates, managed accounts, Related Funds or another Purchaser or any one of such other Purchaser’s affiliates, managed accounts or Related Funds (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder or as the holder of a Note that it has already purchased, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6 hereof. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 14), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Issuer of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 14), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.
Section 15.MISCELLANEOUS.
Section 15.1.Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2(b) hereof, the Securitization Parties may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Placement Agent and the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 15.2.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3.Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) subject to Section 15.1 hereof, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 15.4.Counterparts; Electronic Contracting. This Agreement may be executed in any number of counterparts (including by facsimile and other electronic means of transmission), each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
The parties agree to electronic contracting and signatures with respect to this Agreement and the other Basic Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this Agreement and such other Basic Documents (other than the Notes) by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Basic Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Securitization Parties, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Purchaser shall request manually signed counterpart signatures to any Basic Document, the Securitization Parties hereby agree to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within thirty (30) days of such request or such longer period as the requesting Purchaser and the Securitization Parties may mutually agree).
The parties agree to electronic contracting and signatures with respect to each Note delivered hereunder in registered form. Delivery of an electronic signature to, or a signed copy of, any Note in the name of a particular Purchaser by facsimile, email or other electronic transmission shall be fully binding on the Issuer to the same extent as the delivery of the signed original of any such Note and shall be admissible into evidence for all purposes, and the Issuer hereby expressly waive any defense related to a Purchaser’s failure to present an original Note. The Issuer further agrees that it shall produce a manually signed Note for delivery to each Purchaser in accordance with the instructions provided by such Purchaser as soon as reasonably practicable (but in any event within five (5) Business Days of such request or such longer period as the requesting Purchaser and the Issuer may mutually agree).
Section 15.5.Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
Section 15.6.Jurisdiction and Process; Waiver of Jury Trial. (a) Each Securitization Party irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in New York County, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Securitization Party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(a)Each Securitization Party agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(b)Each Securitization Party consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 15.6(a) hereof by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 11 hereof or at such other address of which such holder shall then have been notified pursuant to said Section. Each Securitization Party agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(c)Nothing in this Section 15.6 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Securitization Parties in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 15.7.Placement Agent. In furtherance of (and in addition to) the representations and warranties made for the benefit of the Placement Agent in Section 6 hereof:
(a)Each Securitization Party and each Purchaser acknowledges and agrees that (i) each representation, warranty, agreement and assurance contained in this Agreement, each other Basic Document and any other document provided by any Purchaser to Securitization Party in connection with its purchase of any Notes, are for the benefit of, and have been and will be relied upon by, each of the Placement Agent and its affiliates, controlling persons (within the meaning of the U.S. federal securities laws), agents (collectively, the “Placement Agent Parties”), (ii) each Placement Agent Party shall be an express third-party beneficiary of this Agreement and shall be entitled to enforce its rights, remedies and claims hereunder directly against the other parties as though it were a signatory of this Agreement, but shall not be deemed to have, or to have assumed, any obligation or Liability hereunder, and (iii) copies of this Agreement and any information contained or otherwise referenced herein may be provided to the Placement Agent Parties.
(b)Each Purchaser acknowledges and agrees that each Placement Agent Party (or any of their respective affiliates) may currently or from time to time engage in business, directly or indirectly, with the Issuer and its affiliates, including, without limitation, extending loans to or making equity or other debt investments in, the Issuer or its affiliates, or providing investment banking or advisory services to the Issuer and its affiliates. Each Placement Agent Party (or any of their respective affiliates) may publish research reports with respect to the Issuer and its affiliates. These research reports may currently, or may in the future, contain negative views on the Issuer or its affiliates, may not recommend new investments in securities issued by the Issuer and its affiliates, and may recommend that investors sell securities of the Issuer and its affiliates held by them. No Placement Agent Party undertakes any obligation to, and no Placement Agent Party will, take into consideration any Purchaser’s interests as a holder of the Notes in the course of its business dealings with the Issuer and its affiliates or in connection with the issuance of research reports.
(c)Each Purchaser further acknowledges and agrees that (i) an investment in the Notes may be of limited liquidity, no public market exists for the Notes and no public market for the Notes may develop, (ii) if any of the representations, warranties, acknowledgements and agreements made or deemed to have been made by such Purchaser’s purchase of the Notes is no longer materially accurate, such Purchaser shall promptly notify the Placement Agent, and (iii) if such Purchaser is acquiring the Notes as a fiduciary or agent for one or more accounts, such Purchaser represents and warrants that such Purchaser has sole investment discretion with respect to each such account and has full power to make the acknowledgements, representations, warranties, certifications and agreements contained in this Agreement on behalf of each such account.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the other parties hereto.
Very truly yours,
SQ ABS ISSUER, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SQ AGENTCO, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SQ AGENTCO INSURANCE SERVICES II, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SQ PAYCO INSURANCE SERVICES, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SELECTQUOTE, INC.

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SQ ABS HOLDINGS, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

SELECTQUOTE INSURANCE SERVICES

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

TIBURON INSURANCE SERVICES, LLC

By: /s/ Daniel A. Boulware
Name: Daniel A. Boulware
Title: General Counsel

This Agreement is hereby accepted and agreed to as of the date hereof:

[NOTEHOLDERS]

Schedule A
Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Agreement” means this Note Purchase Agreement, including the schedules hereto, by and among the Securitization Parties and the Purchasers, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Closing” has the meaning set forth in Section 3 hereof.
“Confidential Information” has the meaning set forth in Section 13 hereof.
“Contribution Agreement” has the meaning set forth in Section 1 hereof.
“Controlled Entity” means any of the Subsidiaries of AgentCo, AgentCo II, PayCo, Holdings, the Parent or the Servicer and any of their respective controlled affiliates.
“Disclosure Documents” has the meaning set forth in Section 5.3 hereof.
“Dodd-Frank Act” has the meaning set forth in Section 5.6(c) hereof.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with any Securitization Party under section 414 of the Code.

“Funding Notice” has the meaning set forth in Section 4.11 hereof.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Indemnitee” has the meaning set forth in Section 8.3 hereof.
“Indenture” has the meaning set forth in Section 1 hereof.
“Indenture Trustee” has the meaning set forth in Section 1 hereof.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Issuer” has the meaning set forth in the first paragraph of this Agreement.
“Liability” means any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due (whether or not required under GAAP to be disclosed on a balance sheet of any Securitization Party).
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, of any Securitization Party.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is materially adverse to (i) the business, operations, affairs, assets, properties, financial condition or results of operation of any Securitization Party, (ii) the validity, priority or enforceability of the Liens on the Collateral, taken as a whole, (iii) the ability of any Securitization Party to perform any material obligation under any Basic Document to which it is a party, (iv) the ability of the Indenture Trustee to enforce the obligations of the Securitization Parties under the Basic Documents to which such person is a party in any material respect or (v) the validity or enforceability against the Securitization Parties of any Basic Document to which such person is a party.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Notes” has the meaning set forth in Section 1 hereof.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of any Securitization Party whose responsibilities extend to the subject matter of such certificate.
“Placement Agent” means Guggenheim Securities, LLC.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any ERISA Affiliate or with respect to which the Servicer, AgentCo, AgentCo II, PayCo, the Parent, Holdings or any ERISA Affiliate may have any Liability.
“Private Rating” shall means a credit rating solicited by the Issuer with respect to the Notes from the Rating Agency which credit rating is communicated only to the Issuer and is not available for public release.
    “Private Rating Letter” shall mean a letter issued by the Rating Agency which (a) sets forth the Private Rating for the Notes, (b) refers to the Private Placement Number issued by Standard & Poor’s CUSIP Bureau Service in respect of the Notes, (c) include such other information describing the relevant terms of the Notes as may be required from time to time by any holder of any Notes, the SVO or any other regulatory authority having jurisdiction over any holder of any Notes, and (d) shall be not subject to confidentiality provisions which would prevent it from being shared with the SVO or any other regulatory authority having jurisdiction over any holder of any Notes.

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Securitization Parties and/or one or more affiliates or managed accounts that each such purchaser shall designate (and such purchaser’s successors and assigns).
“Purchase Agreement” has the meaning set forth in Section 1 hereof.
“Purchaser Schedule” has the meaning set forth in Section 2 hereof.
“Rating Agency” means each of KBRA, Fitch, Moody’s, S&P, DBRS and any other nationally recognized statistical rating organization reasonably acceptable to the Required Holders, so long as any such Person maintains a rating on any of the Notes.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means at any time on or after the Closing, the holders representing greater than 50% of the Outstanding Principal Balance of the Controlling Class (exclusive of Notes then owned by the Securitization Parties or any of their Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of any Securitization Party (as applicable) with responsibility for the administration of the relevant portion of this Agreement.
“Servicing Agreement” has the meaning set forth in Section 1 hereof.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Seller” has the meaning set forth in Section 1 hereof.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of any Securitization Party (as applicable).
“Servicer” has the meaning set forth in Section 1 hereof.
“Source” has the meaning set forth in Section 6.3 hereof.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in any country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Substitute Purchaser” has the meaning set forth in Section 14 hereof.
“SVO” means the Securities Valuation Office of the NAIC.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“U.S. Risk Retention Rules” has the meaning set forth in Section 5.6(e) hereof.

Schedule 5.3
[***]
Schedule 5.3
(to Note Purchase Agreement)

Schedule 5.4
[***]
Schedule 5.4
(to Note Purchase Agreement)

Schedule 5.5
[***]

Schedule 5.8
[***]
Schedule 5.8
(to Note Purchase Agreement)

Purchaser Schedule
[***]
Purchaser Schedule
(to Note Purchase Agreement)